Exh.(j)

                  [PRICEWATERHOUSECOOPERS LETTERHEAD]




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation be reference in this Registration Statement on Form N-1A of our reports dated July 31, 2002, relating to the financial statements and financial highlights of Artisan International Fund, Artisan Mid Cap Fund, Artisan Mid Cap Value Fund, Artisan Small Cap Fund, Artisan Small Cap Value Fund, and Artisan International Small Cap Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
October 25, 2002